UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

Procore Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40396	73-1636261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6309 Carpinteria Avenue Carpinteria, California	93013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 477-6267

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PCOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

Lock-Up Expiration Date

In connection with the initial public offering of common stock (the “IPO”) of Procore Technologies, Inc. (the “Company”), each of the Company’s directors, executive officers, and holders of substantially all of the Company’s outstanding equity securities entered into a lock-up agreement with the underwriters for the IPO (the “Underwriters”) that, subject to certain exceptions, restricts such holder’s ability to sell or transfer any shares of the Company’s capital stock until the earlier of (a) November 16, 2021 and (b) the closing of trading of the Company’s common stock on the New York Stock Exchange on the second trading day immediately following the Company’s public release of quarterly financial results for the fiscal quarter ended September 30, 2021 (the “Lock-Up Expiration Date”).

On November 4, 2021, the Company plans to release its quarterly financial results for the fiscal quarter ended September 30, 2021. Accordingly, the Lock-Up Expiration Date will be November 8, 2021. As a result, following the Lock-Up Expiration Date, the lock-up restrictions applicable to all shares of the Company’s equity securities that remain subject to a lock-up agreement entered into with the Underwriters in connection with the IPO shall expire, and such shares of the Company’s common stock will become eligible for sale, subject to any trading limitations that may exist as of such date (x) on any such shares held by affiliates of the Company, (y) in compliance with federal securities laws or the Company’s insider trading policy, or (z) to the extent subject to continued vesting of any unvested equity awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Procore Technologies, Inc.

Dated: October 29, 2021	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
Chief Legal Officer and Corporate Secretary